    As filed with the Securities and Exchange Commission on August 1, 1996

                                                Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549


                            REGISTRATION STATEMENT
                                  ON FORM S-8
                       UNDER THE SECURITIES ACT OF 1933


                           CLASSIC BANCSHARES, INC.
           (Exact name of registrant as specified in its charter)


               Delaware                                       61-1289391
      State or other jurisdiction of                      (I.R.S. Employer
      incorporation or organization)                     Identification No.)


344 Seventeenth Street, Ashland, Kentucky                      41101
 (Address of principal executive offices)                    (Zip Code)


                           CLASSIC BANCSHARES, INC.
                      1996 STOCK OPTION AND INCENTIVE PLAN
                           (Full title of the plan)

                             Jane K. Storero, P.C.
                        Silver, Freedman & Taff, L.L.P.
     (a limited liability partnership including professional corporations)
                                Suite 700 East
                          1100 New York Avenue, N.W.
                          Washington, DC  20005-3934
                    (Name and address of agent for service)

                                (202) 414-6100
         (Telephone number, including area code, of agent for service)

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

                        CALCULATION OF REGISTRATION FEE
==============================================================================
                                     Proposed       Proposed
 Title of                            maximum        maximum
securities                           offering       aggregate      Amount of
  to be           Amount to be        price         offering      registration
registered        registered(1)      per share        price           fee
- ------------------------------------------------------------------------------
Common Stock,
par value
$.01 per share   132,500 shares      $10.8125(2)     $1,432,657(2)   $495(2)
==============================================================================--------------
(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this
    Registration Statement covers, in addition to the number of shares set forth above, an indeterminate number of shares which, by reason of certain events specified in the Plan, may become subject to the Plan.
(2) Estimated in accordance with Rule 457(h), solely for the purpose of calculating the registration fee, 112,412 shares are being registered based upon an exercise price of $10.8125 per share ($1,215,455 in the aggregate) and the remaining 20,088 shares are being registered based upon the average of the bid and asked prices of the common stock on the
    Nasdaq Stock Market of $10.8125 per share on July 29, 1996 ($217,202 in the aggregate).

                              PART I

       INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Classic Bancshares, Inc. 1996 Stock Option and Incentive Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

     Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                             PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS


Item 3. Incorporation of Certain Documents by Reference.

     The following documents previously or concurrently filed by Classic Bancshares, Inc. (the "Company") with the Commission are hereby incorporated by reference in this Registration Statement:

(a) the Company's Annual Report on Form 10-K for fiscal year ended March 31, 1996 (File No. 0-27170) filed pursuant to Rule 13a-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

(b) all other reports filed by the Company pursuant to Section 12 or 15(d) of the Exchange Act since the end of the period covered by the Report referred to above;

(c) the Company's definitive Proxy Statement for its Annual Meeting of Stockholders held on July 29, 1996; and

(d) the description of the common stock, par value $.01 per share, of the Company contained in the Company's Registration Statement on Form 8-A (File No. 0-27170) filed with the Commission on November 7, 1995 and all amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

     The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Lynette F. Speaks, Secretary, 344 Seventeenth Street, Ashland, Kentucky 41101, telephone number (606) 325-4789.

     All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4. Description of Securities.

     Not Applicable.

Item 5. Interests of Named Experts and Counsel.

     Not Applicable.

Item 6. Indemnification of Directors and Officers.

     Article ELEVENTH of the Company's Certificate of Incorporation provides for indemnification of directors and officers of the Registrant against any and all liabilities, judgments, fines and reasonable settlements, costs, expenses and attorneys' fees incurred in any actual, threatened or potential proceeding, except to the extent that such indemnification is limited by Delaware law and such law cannot be varied by contract or bylaw. Article ELEVENTH also provides for the authority to purchase insurance with respect thereto.

     Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation's board of directors to grant indemnity under certain circumstances to directors and officers, when made, or threatened to be made, parties to certain proceedings by reason of such status with the corporation, against judgments, fines, settlements and expenses, including attorneys' fees. In addition, under certain circumstances such persons may be indemnified against expenses actually and reasonably incurred in defense of a proceeding by or on behalf of the corporation. Similarly, the corporation, under certain circumstances, is authorized to indemnify directors and officers of other corporations or enterprises who are serving as such at the request of the corporation, when such persons are made, or threatened to be made, parties to certain proceedings by reason of such status, against judgments, fines, settlements and expenses, including attorneys' fees; and under certain circumstances, such persons may be indemnified against expenses actually and reasonably incurred in connection with the defense or settlement of a proceeding by or in the right of such other corporation or enterprise. Indemnification is permitted where such person (i) was acting in good faith,
(ii) was acting in a manner he reasonably believed to be in or not opposed to the best interests of the corporation or other corporation or enterprise, as appropriate, (iii) with respect to a criminal proceeding, had no reasonable cause to believe his conduct was unlawful, and (iv) was not adjudged to be liable to the corporation or other corporation or enterprise (unless the court where the proceeding was brought determines that such person is fairly and reasonably entitled to indemnity).

     Unless ordered by a court, indemnification may be made only following a determination that such indemnification is permissible because the person being indemnified has met the requisite standard of conduct. Such determination may be made (i) by the corporation's board of directors by a majority vote of a quorum consisting of directors not at the time parties to such proceeding; or (ii) if such a quorum cannot be obtained or the quorum so directs, then by independent legal counsel in a written opinion; or (iii) by the stockholders.

     Section 145 also permits expenses incurred by directors and officers in defending a proceeding to be paid by the corporation in advance of the final disposition of such proceedings upon the receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the corporation against such expenses.

     Under a directors' and officers' liability insurance policy, directors and officers of the Company are insured against certain liabilities.

Item 7. Exemption from Registration Claimed.

     Not Applicable.

Item 8. Exhibits.
        --------

                                                             Reference to
                                                            Prior Filing or
Regulation S-K                                               Exhibit Number
Exhibit Number                     Document                 Attached Hereto
- ------------------------------------------------------------------------------


     4              Instruments defining the rights of
                    security holders, including debentures:

                    Certificate of Incorporation of Classic
                    Bancshares, Inc.                                  *

                    Bylaws of Classic Bancshares, Inc.                **

                    Classic Bancshares, Inc. 1996 Stock Option
                    and Incentive Plan                                4

     5              Opinion of Silver, Freedman & Taff, L.L.P.        5

    23              Consents of Experts and Counsel:

                    Consent of Silver, Freedman & Taff, L.L.P.       23.1

                    Consent of Smith, Goolsby, Artis & Reams,
                       P.S.C.                                        23.2

                    Consent of Griffith, Delaney, Hillman
                       & Company                                     23.3

     24             Power of Attorney                           Contained on
                                                                Signature Page
- ---------------------------
* Incorporated hereby by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-1 (Registration No. 33-97574 filed on September 29, 1995).

** Incorporated hereby by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1 (Registration No. 33-97574 filed on September 29, 1995).

Item 9. Undertakings.

(a)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)    To remove from registration by means of a post-effective
          amendment any of the securities being registered which remain         unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
     Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Ashland, Commonwealth of Kentucky on July 29, 1996.

                              CLASSIC BANCSHARES, INC.



                         By:  /s/David B. Barbour
                         -----------------------------------------
                              David B. Barbour, President and Chief Executive Officer (Duly Authorized Representative)

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David B. Barbour or Lisah M. Frazier, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


/s/ C. Cyrus Reynolds                   /s/ David B. Barbour
- -------------------------------------   -------------------------------------
C. Cyrus Reynolds, Chairman of the      David B. Barbour, President and Chief
Board                                   Executive Officer (Principal
                                        Executive and Operating Officer)

Date:  July 29, 1996                    Date:  July 29, 1996
       ------------------------------          ------------------------------



/s/ Robert L. Goodpaster                /s/ John W. Clark
- -------------------------------------   -------------------------------------
Robert L. Goodpaster, Director          John W. Clark, Director

Date:  July 29, 1996                    Date:  July 29, 1996
       ------------------------------          ------------------------------

/s/ Robert B. Keifer, Jr.               /s/ Lisah M. Frazier
- -------------------------------------   -------------------------------------
Robert B. Keifer, Jr., Director         Lisah M. Frazier, Vice President,
                                        Treasurer and Chief Financial Officer
                                        (Principal Financial and Accounting
                                        Officer)

Date:  July 29, 1996                    Date:  July 29, 1996
       ------------------------------          ------------------------------



/s/David A. Lang                        /s/ E. B. Gevedon, Jr.
- -------------------------------------   -------------------------------------
David A. Lang, Director                 E. B. Gevedon, Jr., Director



/s/Robert A. Moyer, Jr.
- -------------------------------------
Robert A. Moyer, Jr., Director

Date:  July 29, 1996
       ------------------------------

/s/C. Cyrus Reynolds
C. Cyrus Reynolds, Chairman of the Board

Date:  July 29, 1996
       ------------------------------

                                 EXHIBIT INDEX


                                                             Reference to
                                                            Prior Filing or
Regulation S-K                                               Exhibit Number
Exhibit Number                     Document                 Attached Hereto
- ------------------------------------------------------------------------------


     4              Instruments defining the rights of
                    security holders, including debentures:

                    Certificate of Incorporation of Classic
                    Bancshares, Inc.                                  *

                    Bylaws of Classic Bancshares, Inc.                **

                    Classic Bancshares, Inc. 1996 Stock Option
                    and Incentive Plan                                4

     5              Opinion of Silver, Freedman & Taff, L.L.P.        5

    23              Consents of Experts and Counsel:

                    Consent of Silver, Freedman & Taff, L.L.P.       23.1

                    Consent of Smith, Goolsby, Artis & Reams,
                       P.S.C.                                        23.2

                    Consent of Griffith, Delaney, Hillman
                       & Company                                     23.3

     24             Power of Attorney                           Contained on
                                                                Signature Page
- ---------------------------
* Incorporated hereby by reference to Exhibit 3.1 of the Company's Registration Statement on Form S-1 (Registration No. 33-97574 filed on September 29, 1995).

** Incorporated hereby by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-1 (Registration No. 33-97574 filed on September 29, 1995).



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